EXHIBIT 10.3

FORM OF ESCROW AGREEMENT

ESCROW AGREEMENT

This escrow agreement ("Agreement") dated and entered as of September __, is by and among, Klein Retail Centers, Inc., a Delaware corporation (“Company”), Freedom Investors Corp., a FINRA-registered broker-dealer (“Dealer Manager”), and Century Bank and Trust (“Escrow Agent”). The “Escrow Agent,” the “Company,” and the “Dealer Manager” may also be hereinafter referred to as the “Parties.”

RECITALS

A. The Company, by and through the Dealer Manager and each registered FINRA broker-dealer with whom the Dealer Manager has entered into or will enter into a Soliciting Dealer Agreement in the form attached to this Agreement as Exhibit B (you and said dealers being hereinafter sometimes referred to collectively as the “Dealers”), is offering for sale to the public a maximum of 3,000,000 shares of its Common Stock (“Offering”) through the Dealers, including the Dealer Manager. The Offering is being conducted on a “best efforts” basis, which means that the Dealers must use only their best efforts to sell the shares and have no firm commitment or obligation to purchase any of the shares. We are offering such 3,000,000 shares at a price of $5.00 per share. The Offering is scheduled to terminate by ______________, 2011. Under rules promulgated by the SEC, in some circumstances we could continue the Offering until as late as __________, 2012. If we decide to continue the Offering beyond _____________ , 2011, we will supplement the prospectus relating to the Offering accordingly. We may terminate this Offering at any time. The Company reserves the right to accept subscriptions for less than the preferred minimum investment of $__________.

B. The Company desires to establish an escrow account with the Escrow Agent into which certain monies will be deposited and held in escrow until collected funds representing payment in full for those shares covered by at least one subscription agreement in the form attached hereto as Exhibit C (“Subscription Agreement”) that has been accepted by the Company.

C. Century Bank and Trust has agreed to act as Escrow Agent on behalf of the Company and Freedom Investors Corp. on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises the Parties agree as follows:

1.           ESCROW FEES: The Company hereby agrees to pay the Escrow Agent compensation for ordinary services rendered hereunder (“Escrow Fee”) which shall be calculated in accordance with the Escrow Agent's fee schedule attached as Exhibit A. The Company further agrees to pay the Escrow Agent’s reasonable fees, which shall be agreed upon between the Parties, for any services in addition to those provided for herein to the extent that the Company has expressly requested such extraordinary services and has been made aware of their cost in advance of their performance.

2.           DEPOSITS:  The Company, through Dealers, shall deliver to the Escrow Agent all checks, drafts and money orders (“Subscription Payments”) received by any Dealer from each subscriber for shares (“Subscriber”) in connection with the Offering. All checks, drafts or money orders for payment of the Proceeds shall be made payable to the “Klein Retail Centers, Inc. Escrow Account” and shall be deposited by noon of the following business day to such escrow account. The Escrow Agent shall keep full and proper records (“Records”) of the names of Subscribers, the number of Shares purchased and amount of Subscription Payments paid by each Subscriber.

3.           INVESTMENT OF FUNDS: All Subscription Payments shall be cleared and held in a separate U.S. Bank FDIC – Insured Money Market Account. The Escrow Agent may invest the Escrow Amount only in such accounts or investments as the Company may specify by written notice. The Company may only specify investment in (1) bank accounts, (2) bank money-market account, (3) short time certificates of deposit issued by a bank, or (4) short-term securities issued or guaranteed by the U.S. Government.

4.           TERMINATION DATE: For the purpose of this Agreement, the “Termination Date” of the Offering shall be ___________, 20__ unless terminated earlier by the Company and Dealer Manager, or extended mutually by both of them, in writing for up to an additional ____ days.

5.           DISBURSEMENT OF FUNDS:

(a)          TERMINATION OF THE OFFERING: If the Escrow Agent has not received on or before the Termination Date, collected funds funds representing payment in full for those shares covered by one or more Subscription Agreements (in the form attached hereto as Exhibit B) that have been accepted by the Company, then the Escrow Agent shall proceed as directed by the Company and Dealer Manager. The Escrow Agent, if so directed, shall return all Subscription Payments, without interest thereon or deduction therefrom, directly to each Subscriber, respectively, at the address given by such Subscriber in the Subscription Agreement. All disbursements by the Escrow Agent pursuant to this section shall be made by the Escrow Agent's usual escrow checks and shall be mailed by first class United States Postal Services mail, postage pre-paid, as soon as practicable but not later than the third business day after the Termination Date.

(b)          INITIAL CLOSING OF OFFERING:  If the Escrow Agent has received on or before the Termination Date, collected funds funds representing payment in full for those shares covered by one or more subscription agreements (in the form attached hereto as Exhibit C), and the Company’s acceptance of each Subscriber, in writing, then the Escrow Agent shall disburse one-hundred percent (100%) of the Subscription Payments in immediately available funds in accordance with written instructions from both Company and Dealer Manager.

(c)          SUBSEQUENT CLOSINGS: After an initial closing of the Offering, from time to time upon receipt by the Escrow Agent of additional Subscription Payments and written acceptance of each Subscriber by the Company, the Escrow Agent shall disburse one-hundred percent (100%) of all then held Subscription Payments in immediately available funds in accordance with written instructions from both the Company and Dealer Manager.

6.           COLLECTED FUNDS: No Subscription Payment shall be disbursed pursuant to Section 5 until such Subscription Payment has been received by the Escrow Agent in immediately available funds.

7.           LIABILITY OF ESCROW AGENT: In performing any duties under this Agreement, the Escrow Agent shall not be liable to the Company, any Dealer, or any Subscriber for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative’s authority. In addition, the Escrow Agent may consult with legal counsel in connection with the Escrow Agent's duties under this Agreement and shall be fully protected in any action taken, suffered, or permitted by it in good faith in accordance with the reasonable advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any Party to this Agreement.

8.           FEES AND EXPENSES: It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement.  In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement after approval by the Company and Dealer Manager, or if the Company and Dealer Manager request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this Agreement or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all reasonable costs, attorney's fees, including allocated costs of in-house counsel, and reasonable expenses occasioned by such default, delay, controversy or litigation. The Company promises to pay these sums promptly upon demand.

9.           CONTROVERSIES: If any controversy arises between the Parties to this Agreement concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent will hold all documents and funds and will wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may require, despite what may be set forth elsewhere in this Agreement.  In such event, the Escrow Agent will not be liable for interest or damage. Furthermore, the Escrow Agent may at its option file an action of interpleader requiring the Parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and funds held in escrow. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

10.         INDEMNIFICATION OF ESCROW AGENT: The Company and the respective Dealers, and their successors and assigns, agree jointly and severally to indemnify and hold the Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, including allocated costs of in-house counsel and disbursements that may be imposed on the Escrow Agent or incurred by the Escrow Agent in connection with the performance of its duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter (“Losses”); provided, however, no such duty to indemnity or hold harmless shall apply to the extent such Losses are caused by the gross negligence or willful misconduct on the part of the Escrow Agent.

11.         RESIGNATION OF ESCROW AGENT: The Escrow Agent may resign at any time upon giving at least (30) days written notice to the Company and Dealer Manager, provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows:  The Company and Dealer Manager shall use their best efforts to obtain a successor escrow agent within thirty (30) days after receiving such notice. If the Company and Dealer Manager fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the state of Michigan. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as Escrow Agent. The Escrow Agent shall thereupon be discharged from any further duties and liability under this Agreement.

12.         AUTOMATIC SUCCESSION: Any company into which the Escrow Agent may be merged or with which it may be consolidated, or any company to whom the Escrow Agent may transfer a substantial amount of its global escrow business, shall be the Successor to the Escrow Agent without the execution or filing of any paper or any further act on the part of any of the Parties, anything herein to the contrary notwithstanding.

13.         TERMINATION:  This Agreement shall terminate on; (i) the Termination Date as defined in Section 4 hereof or (ii) upon the completion of the conditions of Sections 5(a) or 5(b) hereof, without any notices to any person, unless earlier terminated pursuant to the terms hereof.

14.         MISCELLANEOUS:

(a)         GOVERNING LAWS: This Agreement is to be construed and interpreted in accordance with the laws of the state of Michigan applicable to agreements made and to be performed wholly within such state.

(b)         COUNTERPARTS: This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(c)         NOTICES: All instructions, notices and demands herein provided for shall be in writing and shall be mailed postage prepaid, first class mail, delivered by courier, or telecopies as follows:

If to the Company:	If to the Escrow Agent:

Klein Retail Centers, Inc.	Century Bank and Trust
330 Intertech Parkway, Suite 300	100 West Chicago Street
Angola, IN 46703	Coldwater, MI 49036
Attn.:Fred Beck	Attn: Jay Carlson
Telephone No (260) 665-9732	Telephone No: (517) 278-1569
Fax No.: (260) 665-7391	Fax No: (517) 278-5399

If to the Dealer Manager:

Freedom Investors Corp.
333 Bishops Way, Suite 122
Brookfield, WI 53005
Attn.: Joel R. Blumenschein

Telephone No.: (877) 436-8701
Fax No.:          (262) 436-8701

(d)         AMENDMENTS: This Agreement may be amended, supplemented or otherwise modified only by a written instrument signed by all Parties hereto.

(e)         USA PATRIOT ACT INFORMATION: The Company and each other Party shall provide to the Escrow Agent such other information as the Escrow Agent may reasonably require to permit the Escrow Agent to comply with its obligations under the federal USA Patriot Act. The Escrow Agent shall not credit any amount of interest or investment proceeds earned on the Subscription Payments, or make any payment of all or a portion of monies held in the escrow account pursuant to this Agreement, to any person unless and until such person has provided to the Escrow Agent such documents as the Escrow Agent may require to permit the Escrow Agent to comply with its obligations under such Act.

(f)           SECURITY ADVICE WAIVER LANGUAGE: The Company and the Dealer Manager acknowledge that, in accordance with regulations of the Comptroller of the Currency, the Company and the Dealers (including the Dealer Manager) have the right to receive brokerage confirmations of security transactions as they occur. The Company and the Dealers specifically waive such notification to the extent permitted by law and acknowledge that the Company and Dealers will receive periodic cash transaction statements, which will detail all investment transactions.

The Company and Dealer Manager represent and agree that neither of them have made nor will they in the future make any representation that states or implies that the Escrow Agent has endorsed, recommended or guaranteed the purchase, value, or repayment of the Shares offered for sale by the Company. The Company further agrees that it will insert in the Subscription Agreement and Instructions made available to prospective purchasers of the Shares the statement in bold and italics below and will furnish to the Escrow Agent a copy of each such prospectus, offering circular, advertisement, subscription agreement or other document at least 5 business days prior to its distribution to prospective Subscribers.

“The undersigned acknowledges that Century Bank and Trust is acting only as an escrow agent in connection with the Offering of the Shares described herein, and has not endorsed, recommended or guaranteed the purchase, value or repayment of such Shares.”

The Parties hereto have executed this Agreement by their duly authorized representatives as of the date set forth above.

COMPANY	ESCROW AGENT
Klein Retail Centers, Inc.	Century Bank and Trust, as
Escrow Agent

By:	By:
Escrow Agent

Date:	Date: __________________, 2009

PLACEMENT AGENT
Freedom Investors Corp.

By:
Name:

Date:

EXHIBIT A

Acceptance Fee
The acceptance fee includes the administrative review of documents, initial set-up of the account, and other reasonably required services up to and including the closing. This is a one-time fee, payable at closing, of $_________.

Century Bank and Trust reserves the right to refer any or all escrow documents for legal review before execution.  Legal fees (billed on an hourly basis) and expenses for this service will be billed to, and paid by, the customer.  If appropriate and upon request by the customer, Century Bank and Trust will provide advance estimates of these legal fees.

Escrow Disbursement Fee
For the performance of the routine duties associated with escrow tranche disbursements the escrow agent shall charge $________ per tranche disbursement. Escrow disbursement fees are payable in advance.

Direct Out of Pocket Expenses
Reimbursement of expenses associated with the performance of our duties, including but not limited to publications, legal counsel after the initial close, travel expenses and filing fees.

Extraordinary Services
Extraordinary services are duties or responsibilities of an unusual nature, including termination, but not provided for in the governing documents or otherwise set forth in this schedule. A reasonable charge will be assessed based on the nature of the service and the responsibility involved.  At our option, these charges will be billed at a flat fee or at our hourly rate then in effect.

Account approval is subject to review and qualification. Fees are subject to change at our discretion and upon written notice. Fees paid in advance will not be prorated. The fees set forth above and any subsequent modifications thereof are part of your agreement. Finalization of the transaction constitutes agreement to the above fee schedule, including agreement to any subsequent changes upon proper written notice.  In the event your transaction is not finalized, any related out-of-pocket expenses will be billed to you directly.  Absent your written instructions to sweep or otherwise invest, all sums in your account will remain uninvested and no accrued interest or other compensation will be credited to the account. Payment of fees constitutes acceptance of the terms and conditions set forth.

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT:
To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.For a non-individual person such as a business entity, a charity, a Trust or other legal entity we will ask for documentation to verify its formation and existence as a legal entity. We may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

EXHIBIT C

SUBSCRIPTION AGREEMENT

Kenneth S. Klein, Chief Executive Officer
Klein Retail Centers, Inc.
330 Intertech Parkway, Suite. 300
Angola, IN 46703

Re:	Klein Retail Centers, Inc. – shares of common stock (“Shares”)

In connection with the offer and proposed sale to the public by Klein Retail Centers, Inc. (“Company”), a Delaware corporation, of up to 3,000,000 Shares (“Offering”), the undersigned prospective investor (the “Investor”) and the Company hereby agree as follows:

1.           Subscription. The Investor hereby subscribes for and agrees to purchase the number of Shares set forth on the signature page of this Subscription Agreement, subject to the following conditions and understandings:

(i)       Acceptance or Rejection. The Company, in its sole discretion and for any reason, may accept or reject this subscription, in whole or in part and at any time. The Company may also allocate to the Investor less than the number of Shares subscribed for, in which case there shall be remitted to the Investor the difference between the subscription amount paid and the subscription price allocable to the Shares accepted.

(ii)      Closing. All funds will be held in a non-interest bearing escrow account until collected funds representing one or more subscriptions have been received by the Escrow Agent This escrow agent will continue as the distribution agent until the Offering is terminated.

(iii)     Treatment of Funds Submitted in Connection with Rejected Subscriptions. If the Company rejects this subscription in its entirety, the Investor's check or wire transfer accompanying this subscription will be returned to the Investor without interest or deduction. If this subscription is accepted in whole or in part, the Investor's check will be cashed or the wire transfer approved with funds disbursed pursuant to the Escrow Agreement, and the Company will promptly remit to the Investor the funds relating to that portion of the subscription, if any that is not accepted.

2.           Representations and Warranties. The Investor makes the acknowledgments, representations and warranties set forth in this Section with the intent that the same may be relied upon in determining the Investor's suitability as a purchaser of Shares. The obligations of the Investor and the acknowledgments, representations and warranties herein contained shall be binding upon each such person and his respective heirs, executors, administrators, and assigns.

(i)       No Regulatory Review. The Investor acknowledges that no federal, state or other agency has made nor will make any finding or determination as to the fairness of the investment or make nor made any recommendation or endorsement of the Shares.

(ii)     Escrow Agent Status. The Investor acknowledges that Century Bank and Trust is acting only as an escrow agent in connection with the Offering of the Shares described herein, and has not endorsed, recommended or guaranteed the purchase, value or repayment of such Units.

3.           Survival. The representations and warranties contained in Section 2 herein will survive the Closing.

4.           Reliance on Representations and Warranties; Indemnification. The Investor understands that the Company will rely on the representations and warranties of the Investor herein in determining whether a sale of Shares to the Investor is in compliance with federal and applicable state securities laws. The Investor hereby agrees to indemnify the Company and its respective affiliates, and hold the Company and its affiliates harmless from and against any and all liability, damage, cost or expense (including reasonable attorneys' fees) incurred on the account of or arising out of: (a) any inaccuracy in the Investor's Acknowledgments, representations and warranties set forth in this Subscription Agreement; (b) the disposition of any of the Shares which the Investor will receive, contrary to the Investor's acknowledgments, representations and warranties in this Subscription Agreement; (c) any suit or proceeding based upon the claim that said acknowledgments, representations or warranties were inaccurate or misleading or otherwise cause for obtaining damages or redress from the Company or any of its affiliates or the disposition of all or any part of the Investor's Shares; and (d) the Investor's failure to fulfill any or all of the Investor's obligations herein.

5.           Updating Information. All of the information set forth herein with respect to the Investor, including, without limitation all of the acknowledgments, representations and warranties set forth herein, is correct and complete as of the date hereof and, if there should be any material change in such information prior to the acceptance of this subscription by the Company, the Investor will immediately furnish the revised or corrected information to the Company.

6.           Execution of Additional Documents. The parties to this Subscription Agreement will execute and deliver any other documents, transfers, assurances and procedures necessary, in the opinion of counsel for the Company, for the purposes of giving effect to or perfecting the transactions contemplated by this Subscription Agreement.

7.           Notices. Any notices or other communication required or permitted hereunder shall be sufficiently given if in writing and sent by registered or certified mail, postage prepaid and return receipt requested if to the Company to: Kenneth Klein, Chief Executive, Klein Retail Centers, Inc., 330 Intertech Parkway, Suite. 300, Angola, IN 46703, (517) 278-3050 and if to the Investor, at the address set forth following the Investor's signature to this Subscription Agreement, or to such other address as either the Company or the Investor shall designate to the other by notice in writing.

8.           Successors; Amendment.  This Subscription Agreement inures to the benefit of and is binding upon the parties to this Subscription Agreement and their heirs, executors, administrators, successors and permitted assigns.  This Subscription Agreement may be amended, modified or terminated only by an agreement in writing, signed by the parties to be changed by such amendment, modification or termination.

9.           Governing Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the state of Michigan.

10.          Representation.  The Investor acknowledges that legal counsel for the Company has acted as counsel solely to the Company and not to the Investor. The Investor is advised to have his/her/its own legal counsel and other advisors review the Offering Memorandum prior to subscribing for Shares.

11.          The undersigned acknowledges that Century Bank and Trust is acting only as an escrow agent in connection with the Offering of the Shares described herein, and has not endorsed, recommended or guaranteed the purchase, value or repayment of such Shares.

12.          Signatures.  The Investor declares under penalty of perjury that the statements, acknowledgments, representations and warranties contained herein are true, correct and complete and that this Subscription Agreement was executed.

Print Name

Address

City State Zip Code

By:	By:
Signature		Signature of Spouse (if applicable)

Dated:

(SUBMIT WITH CHECK)

Number of Shares subscribed for: _______@ $5.00 per Share (__________ Shares Minimum).

Dollar Amount of Shares subscribed for:   $_________________

Make all certified or bank checks payable to: Klein Retail Centers, Inc. Escrow Account

If you wish to execute a wire transfer, please contact Joel R Blumenschein of Freedom Investors Corp (Dealer Manager Agent) at (877) 436-8701 for wire instructions. NOTE: All funds, whether by check or wire transfer, must be drawn on a United States bank for same day and in United States funds.

Print exact name(s) in which Units are to be registered:

NAME (1):

SS# or Tax I.D.:

Telephone No.:

Email Address:

NAME (2):

SS# or Tax I.D.:

Telephone No.:

Email Address:

ENTITY:

ADDRESS:

The investment is to be held as follows (check one):
(a)____Husband & Wife, as community property
(b)____Joint Tenants
(c)____Tenants in Common
(d)____Individual
(e)____Corporation
(f)____ Partnership
(g)____Trust
(h)____Other

Broker/Dealer Information

Name of Broker/Dealer:
Address:

TEL: ( ) FAX: ( )
Registered Representative:
Rep. Address (If Different):

Rep. Telephone & Fax:	( ) ( )

ACCEPTANCE OF SUBSCRIPTION

Accepted by Klein Retail Centers, Inc., as of                                                                                                           , 200__.

By

Kenneth Klein, Chief Executive Officer
Klein Retail Centers, Inc.

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ANTI-MONEY LAUNDERING PROVISIONS

The USA PATRIOT Act	What is money laundering?	How big is the problem and why is it important?
The USA PATRIOT Act is designed to detect, deter, and punish terrorists in the United States and abroad.  The Act imposes new anti-money laundering requirements on brokerage firms and financial institutions.  Since April 24, 2002, all brokerage firms have been required to have new, comprehensive anti-money laundering programs.
To help you understand these efforts, we want to provide you with some information about money laundering and The Company’s steps to implement the USA PATRIOT Act.

Money laundering is the process of disguising illegally obtained money so that the funds appear to come from legitimate sources or activities.  Money laundering occurs in connection with a wide variety of crimes, including illegal arms sales, drug trafficking, robbery, fraud, racketeering, and terrorism.

The use of the U.S. financial system by criminals to facilitate terrorism or other crimes could taint The Company’s financial markets. According to the U.S. State Department, one recent estimate puts the amount of worldwide money laundering activity at $1 trillion a year.

What are we required to do to eliminate money laundering?
Under new rules required by the USA PATRIOT Act, The Company’s anti-money laundering program must designate a special compliance officer, set up employee training, conduct independent audits, and establish policies and procedures to detect and report suspicious transactions and ensure compliance with the new laws.

As part of The Company’s required program, we may ask you to provide various identification documents or other information.  Until you provide the information or documents we need, we may not be able to effect any transactions for you.

PATRIOT ACT REQUIREMENTS

The Patriot Act requires us to obtain the following information from you to detect and prevent the misuse of the world financial system.

1.           In the space provided below, please provide details of where monies were transferred from to the Company in relation to your subscription for Units.

COUNTRY	NAME OF BANK OR FINANCIAL INSTITUTION	CONTACT NAME/PHONE NUMBER AT BANK OR FINANCIAL INSTITUTION	NAME OF ACCOUNT HOLDER	ACCOUNT NUMBER

If the country from which the monies were transferred appears in the Approved Country List below, please go to number 3.  If the country does not appear, please go to number 2.

Approved Country List:

Argentina	Germany	Liechtenstein	Spain
Australia	Gibraltar	Luxembourg	Switzerland
Bermuda	Guernsey	Mexico	Turkey
Belgium	Hong Kong	Netherlands	United Kingdom
Brazil	Iceland	New Zealand	United States
British Virgin Islands	Ireland	Norway
Canada	Isle of Man	Panama
Denmark	Italy	Portugal
Finland	Japan	Singapore
France	Jersey

2.           If subscription monies were transferred to the Company from any country other than on the Approved Country List (see above), please provide the following documentation to the Company (all copies should be in English and certified as being “true and correct copies of the original” by a notary public of the jurisdiction of which you are resident).

(a)	For Individuals:

(i)	evidence of name, signature, date of birth and photographic identification,

(ii)	evidence of permanent address, and

(iii)	where possible, a reference from a bank with whom the individual maintains a current relationship and has maintained such relationship for at least two years

(b)	For Companies:

(i)	a copy of its certificate of incorporation and any change of name certificate,

(ii)	a certificate of good standing,

(iii)	a register or other acceptable list of directors and officers,

(iv)	a properly authorized mandate of the company to subscribe in the form, for example, of a certified resolution which includes naming authorized signatories,

(v)	a description of the nature of the business of the company,

(vi)	identification, as described above for individuals, for at least two directors and authorized signatories,

(vii)	a register of members or list of shareholders holding a controlling interest, and

(viii)	identification, as described above, for individuals who are beneficial owners of corporate shareholders which hold 10% or more of the capital share of the company.

(c)	For Partnerships and Unincorporated Businesses:

(i)	a copy of any certificate of registration and a certificate of good standing, if registered,

(ii)	identification, as described above, for individuals and, where relevant, companies constituting a majority of the partners, owners or managers and authorized signatories,

(iii)	a copy of the mandate from the partnership or business authorizing the subscription in the form, for example, of a certified resolution which includes naming authorized signatories, and

(iv)	a copy of constitutional documents (formation and partnership agreements).

(d)	For Trustees:

(i)	identification, as described above, for individuals or companies (as the case may be) in respect of the trustees,

(ii)
identification, as described above for individuals, of beneficiaries, any person on whose instructions or in accordance with whose wishes the trustee/nominee is prepared or accustomed to act and the settlor of the trust, and

(iii)	evidence of that nature of the duties or capacity of the trustee.

3.           The Company is also required to verify the source of funds.  To this end, summarize the underlying source of the funds remitted to us (for example, where subscription monies were the profits of business (and if so please specify type of business), investment income, savings, etc.).

Source of Funds

ANTI-MONEY LAUNDERING ACT

WIRING FUNDS: Due to the Anti-Money Laundering Act, Compliance must grant approval prior to funds being wired from any account other than National Financial Services (NFS) or an IRA Custodial Account.  Thus, please adhere to the following procedure:

A.	Complete Sections 1 through 3 in the Patriot Act Requirements section above, as applicable, utilizing the information for the bank from which the wire will originate.

B.
Attach a copy of your “Letter of Instruction” or other wire instructions showing your name, financial institution name (where wire will originate), account number, wire amount, and wire instructions (escrow agent information such as ABA routing number, escrow account number etc) – this must be signed and dated.

C.	If monies will be wired from an account not matching the name on this Subscription Agreement, additional documentation is necessary (please contact ____________ at __________________ for assistance).

D.	Submit Subscription Agreement to _______________ for processing and compliance approval.

E.	Upon notification of approval from, wire funds.

F.	will obtain wire confirmation from escrow agent. If wire confirmation does NOT show account number of wire origination, additional documentation will be required.

WIRING FUNDS IN ADVANCE OF COMPLIANCE APPROVAL IS PROHIBITED

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PRIVACY POLICY

It is the policy of Freedom Investors Corp. to respect the privacy of customers (hereinafter referred to as “Subscribers”) who subscribe to transactions placed by Freedom Investors Corp.

Whether its own brokers introduce Subscribers to the investment opportunity, or the introduction was made through Selling Agents, non-public personal information is protected by Freedom Investors Corp.

Freedom Investors Corp. does not disclose any nonpublic personal information about Subscribers to anyone, except as required or permitted by law and to effect, administer, or enforce transactions requested by Subscribers in the ordinary processing, servicing or maintaining their accounts. Furthermore, Freedom Investors Corporation does not reserve the right to disclose Subscriber’s nonpublic personal information in the future without first notifying the Subscriber of a change in privacy policy and providing a convenient opportunity for Subscriber to opt out of information sharing with nonaffiliated third parties.

Under the USA PATRIOT Act of 2001 (Public Law 107-56)(together with all rules and regulations promulgated hereunder, the “Patriot Act”), and/or your broker may be required or requested to disclose to one or more regulatory and/or law enforcement bodies certain information regarding transactions relating to your account involving transactions with foreign entitles and individuals, other transactions in your account as required in the Patriot Act and other activities described in the Patriot Act as “suspicious activities.” Neither nor your broker shall have any obligation to advise you of any such disclosures or reports made in compliance with the Patriot Act.

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